Exhibit No. 99.1

FOR IMMEDIATE RELEASE
BankFinancial NA Announces Expansion of BankFinancial Equipment Finance
Burr Ridge, Illinois - (February 14, 2020) BankFinancial NA (“the Bank”), the national banking association subsidiary of BankFinancial Corporation (Nasdaq - BFIN) announced today the expansion of BankFinancial Equipment Finance. BankFinancial Equipment Finance’s capabilities now include leasing to governmental, middle-market and small business lessees, as well as continuing its corporate leasing, lending, deposit and treasury management services to independent equipment lessors nationwide.
BankFinancial Equipment Finance is led by Ms. Marci Slagle, President of BankFinancial Equipment Finance. Ms. Slagle is a Certified Lease Finance Professional (CLFP) with over 20 years’ experience in the commercial equipment leasing industry. Ms. Slagle is a former member of the Equipment Finance and Lease Association Steering Committee - Middle Market Leasing and she is also an Executive Committee member and Past President of the CLFP Foundation.
“BankFinancial already has a strong reputation in the corporate leasing segment of the market. As we add the middle-market and small business capabilities, BankFinancial Equipment Finance now has a three-dimensional presence in the leasing market. With the additional capability to provide bridge, warehouse and retained lease and residual equity credit facilities to the entire market, BankFinancial can now provide virtually every lease, loan and deposit product and service needed by independent equipment leasing companies.” said Ms. Slagle. “I am tremendously excited to lead this organization, and especially, our highly experienced team, into its very bright future.”
“The expansion of BankFinancial Equipment Finance into the middle-market and small-business segments significantly enhances the scope of our commercial equipment lease and finance originations, and further expands the opportunities available for new commercial lending, deposit and treasury services to the independent lessors in these segments. Taken together, this expansion is expected to materially increase our commercial lease origination volumes during the course of 2020.” said F. Morgan Gasior, Chief Executive Officer of the Bank.
BankFinancial's management will review fourth quarter 2019 results and new developments in a conference call and webcast for stockholders and analysts on Wednesday, February 19, 2020 at 9:30 a.m. Chicago, Illinois Time. The conference call may be accessed by calling (844) 413-1780 using participant passcode 7198886. The conference call will be simultaneously webcast at www.bankfinancial.com, “Investor Relations” page. For those unable to participate in the conference call, the webcast will be archived through Wednesday, March 11, 2020 on our website.
BankFinancial Corporation is the holding company for BankFinancial, NA, a national banking association providing financial services to individuals, families and businesses through 19 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois and to selected commercial loan, lease and deposit customers on a regional or national basis. BankFinancial Corporation's common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company's website, www.bankfinancial.com.
This release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. A variety of factors could cause BankFinancial’s actual results to differ from those expected at the time of this release. For a discussion of some of the factors that may cause actual results to differ from expectations, please refer to BankFinancial’s most recent Annual Report on Form 10-K as filed with the SEC, as supplemented by subsequent filings with the SEC. Investors are urged to review all information contained in these reports, including the risk factors discussed therein. Copies of these filings are available at no cost on the SEC's web site at www.sec.gov or on BankFinancial’s web site at www.bankfinancial.com. Forward looking statements speak only as of the date they are made, and we do not undertake to update them to reflect changes.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President - Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams President - Marketing & Sales BankFinancial NA Telephone: 630-242-7234